UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-148167	98-0530147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merrick Avenue,
Westbury, NY 11590
 (Address of principal executive offices)

(212) 564-4922
(Telephone number, including area code)

Copies to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreement

On March 2, 2010, Data Storage Corporation (the “Company”) and United Telecomp, LLC, a New Jersey Limited Liability Company (“United Telecomp”) entered into a Joint Venture- Strategic Alliance Agreement (the “Agreement”).

Pursuant to the Agreement, the Company and United Telecomp will acquire and hold business interest in common as it relates to certain technical solution provided by United Telecomp including Sharepoint design and installation, cable plant design and fiber installation and virtualization design and installation. The Company will provide client for the venture, data storage backup and recovery for United Telecomp clients and other technology related services. The Company and United Telecomp will share any profits equally

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

10.1 Joint Venture-Strategic Alliance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2010		DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
CHARLES M. PILUSO President & Chief Executive Officer